Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Express-1 Expedited Solutions, Inc.
Saint Joseph, Michigan
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2010, relating to the consolidated financial statements of Express-1 Expedited Solutions, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants

May 12, 2010